UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2011 (September 8, 2011)

INKSURE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-24431	84-1417774
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

589 Fifth Avenue, Suite 401, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(646) 233-1454
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ADOPTION OF THE INKSURE TECHNOLOGIES INC. 2011 EMPLOYEES, DIRECTORS AND CONSULTANTS STOCK PLAN.

At the annual meeting of stockholders of Inksure Technologies Inc. (the “Company”), which was held on September 8, 2011 (the "Annual Meeting"), the Company's stockholders approved and ratified the Inksure Technologies Inc. 2011 Employees, Directors and Consultants Stock Plan (the "Stock Plan").

In August 2011, the Company’s board of directors (the “Board”) approved a resolution to adopt the Stock Plan. The Board further recommended in its August 2011 resolution, that the Stock Plan be recommended and presented to the stockholders of the Company for their approval and ratification at the next Annual Meeting of the stockholders.

Summary of the Stock Plan

The following summary of the material features of the Stock Plan is qualified in its entirety by reference to the complete text of the Stock Plan which is filed as Exhibit 10.1 herewith.

The purpose of the Stock Plan is to encourage eligible employees, directors and other individuals who render services to the Company and its subsidiaries (each a “Grantee”) to continue their association with the Company and its subsidiaries by providing opportunities for them to participate in the ownership of the Company and in its future growth through the issuance to such persons of restricted shares of Common Stock of the Company (“Restricted Stock”). The total number of shares that can be issued under the Stock Plan shall be determined from time to time by the Board, provided, however, that such number, together with the number of shares that may be issued under the InkSure Technologies Inc. Stock Option Plan (the “Stock Option Plan”), and options granted outside the Stock Option Plan, shall not exceed ten million (10,000,000) shares. The Stock Plan shall be administered by the Board.  The Board may delegate to the Compensation Committee of the Board (the “Committee”) the authority of the Board to make determinations and to take actions described in the Stock Plan, but the authority to issue shares of Restricted Stock under the Stock Plan shall remain with the Board at all times. The Stock Plan is effective as of August 4, 2011.  The Board may issue Restricted Stock under the Stock Plan from time to time until the close of business on August 4, 2021.

Upon the issuance of any shares of Restricted Stock under the Stock Plan, each Grantee shall execute and deliver to the Company a written Restricted Stock Agreement in such form as the Board shall approve from time to time, specifying the number of shares of Restricted Stock that were issued to the Grantee, the consideration, the restrictions on transfer of such Restricted Stock, and the terms under which the Restricted Stock may be released from restriction, and such other terms and conditions as the Board shall approve. Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for such period as the Board or the Committee shall determine (the "Restricted Period"), and may be subject to repurchase provisions. The Board or the Committee may also impose such additional or alternative restrictions and conditions on the Restricted Stock. During the Restricted Period the Grantee shall possess all incidents of ownership of such Restricted Stock.

The terms and conditions of the Stock Plan may be amended with respect to particular types of Grantees as determined by the Board (for example – Israeli employees) by an addendum to the Stock Plan (the “Appendix”). The Stock Plan includes an Appendix, which governs the issuance of Restricted Stock to Israeli Grantees under Section 102 (“Section 102”) of the Israeli Income Tax Ordinance, as amended.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Annual Meeting, the Company elected five directors, each for a one-year term of office to serve until the Company's 2012 Annual Meeting of stockholders, or until his successor is elected and qualified. The nominated directors received the following votes:

DIRECTOR	FOR	AGAINST	BROKER NON-VOTE
Jonathan Bettsack	26,524,091	431,862	14,156,135
Gadi Peleg	26,503,991	451,962	14,156,135
Alon Raich	23,052,175	3,903,778	14,156,135
David W. Sass	23,643,603	3,312,350	14,156,135
Pierre Schoenheimer	26,524,991	430,962	14,156,135

The Company's shareholders also approved and ratified the adoption of the Inksure Technologies Inc. 2011 Employees, Directors and Consultants Stock Plan, which received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
13,814,397	13,133,056	8,500	14,156,135

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

EXHIBIT NO.:	EXHIBIT DESCRIPTION:

10.1
Inksure Technologies Inc. 2011 Employees, Directors and Consultants Stock Plan and Form of Restricted Stock Grant Letter Agreement (attached as Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 9, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKSURE TECHNOLOGIES, INC.

Date: September 13, 2011

By: /s/ Tal Gilat
Name: Tal Gilat
Title: President and Chief Executive Officer